Exhibit 99.1

Carolina Stone Holdings, Inc.

Consolidated Financial Statements

As of and for the year ended December 31, 2024

i

To the Shareholders

Carolina Stone Holdings, Inc.

Raleigh, North Carolina

Independent Auditor’s Report

Opinion

We have audited the accompanying consolidated financial statements of Carolina Stone Holdings, Inc. and Subsidiary (the Company), which comprise the consolidated balance sheet as of December 31, 2024, and the related consolidated statement of income and shareholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ GBQ Partners LLC

Columbus, Ohio

November 7, 2025

CAROLINA STONE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

December 31, 2024
ASSETS
Current Assets:
Cash	$311,711
Accounts receivable	584,148
Other Receivables	9,940
Inventory	982,499
Total current assets	1,888,298

Property and equipment, net	467,515
Goodwill	1,854,800
Right of use assets - leases	1,202,238
Security deposits	11,000
Total Assets	$5,423,851

LIABILITIES & SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$87,009
Accrued payroll	87,704
Notes payable, current	111,320
Lease liabilities, current	393,600
Total current liabilities	679,633

Notes payable	87,936
Lease liabilities	861,769
Total Liabilities	1,629,338

SHAREHOLDERS’ EQUITY:
Common Stock, no par value; 100,000 shares authorized; 1,000 issued and outstanding	—
Retained earnings	3,794,513
Total shareholders’ equity	3,794,513
Total Liabilities and Shareholders’ Equity	$5,423,851

CAROLINA STONE HOLDINGS, INC.
CONSOLIDATED STATEMENT OF INCOME AND SHAREHOLDERS’ EQUITY

Twelve Months Ended December 31, 2024
Net Revenue	$11,861,884

Operating Expenses
Cost of materials	4,768,046
Installation labor	3,141,951
Personnel Costs	1,978,168
Rent and lease expense	437,509
Depreciation and amortization	251,284
Fuel and utilities	181,780
Repairs and maintenance	104,968
Insurance	108,665
Professional fees	132,420
Other	256,488
Total operating expenses	11,361,279

Operating Income	500,605

Other Income (Expense)
Interest expense	(41,017)
Taxes	(24,829)
Total other (expense) income	(65,846)
Net Income	$434,759

Shareholders’ Equity – Beginning of Year	$3,490,115
Net income	434,759
Shareholders’ distributions	(130,361)
Shareholders’ Equity – End of Year	$3,794,513

CAROLINA STONE HOLDINGS, INC.
CONSOLIDATED STATEMENT OF CASH FLOW

Twelve Months Ended December 31, 2024
Cash Flows from Operating Activities
Net income	$434,759
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	251,284
Loss on sale of property and equipment	4,007
Change in operating assets and liabilities:
Accounts receivable, net	263,715
Other receivables	(6,940)
Inventory	(96,617)
Operating lease assets and liabilities, net	8,901
Accounts payable	(64,704)
Accrued payroll	11,596
Total adjustments	371,242
Net cash provided by operating activities	806,001
Cash Flows from Investing Activities
Purchase of property and equipment, net	(101,185)
Proceeds from sale of property and equipment	3,957
Net cash used in investing activities	(97,228)
Cash Flows from Financing Activities
Proceeds from issuance of notes payable	45,703
Payments on notes payable	(236,233)
Payments on finance leases	(112,137)
Distributions to shareholders	(130,361)
Net cash used in financing activities	(433,028)
NET INCREASE IN CASH	275,745
CASH – BEGINNING OF YEAR	35,966
CASH – END OF YEAR	$311,711

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$41,017

CAROLINA STONE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Nature and Scope of Business

Carolina Stone Holdings, Inc. is a holding company for its wholly owned operating subsidiary, Carolina Stone Distributors, Inc. (dba Carolina Stone Products) and collectively referred to herein as the “Company”. The Company is a stone supplier and installer specializing in both manufactured and natural stone veneer and offering end-to-end services, including material supply, installation, and project management for residential, commercial, and multi-family projects. The Company’s selection of stone products includes brands such as Eldorado, Cultured Stone, Dutch Quality, Pangaea, and Horizon Stone. The Company’s corporate office, showroom and warehouse serving the Raleigh Triangle area is in Morrisville, North Carolina. The Company also has a regional office, showroom and warehouse in Gastonia, North Carolina serving the Charlotte, North Carolina area.

Note 2 Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements are on the accrual basis of accounting. These consolidated financial statements include the results of operations of Carolina Stone Holdings Inc. and its wholly owned subsidiary Carolina Stone Distributors, Inc. Significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual amounts could differ from those estimates.

Revenue Recognition

The Company recognizes revenue under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606). The Company recognizes revenues when control of the promised materials and services is transferred to the clients, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those services. The Company’s revenues are recorded net of any sales or other taxes collected from clients.

Revenue from installation projects that include both material and installation services is recognized upon completion of the project. Due to the short-term nature of the Company’s projects, the recognition of revenue upon completion of projects is materially consistent with the transfer of material and services to the customer as the project is executed. Approximately 90% of the Company’s net revenues in 2024 were from installation projects.

The Company also sells materials and stone products to customers without installation services (distribution sales). Distribution sales are recognized at the point in time when material and stone products are transferred to the customer. Approximately 10% of 2024 net revenues were derived from distribution sales.

Note 2 Summary of Significant Accounting Policies (cont.)

The following table provides information about opening and closing totals of contract balances during the presented reporting period:

	2024	2023

Accounts receivable, net	$584,148	$847,863

Accounts Receivable

Accounts receivable are unsecured customer obligations due under normal trade terms, generally requiring payment within 30 days from the invoice date. Accounts receivable are stated at their carrying value, net of a valuation allowance for expected credit losses, as necessary, that reflects management’s best estimate of the amount that will not be collected. Management reviews all accounts receivable balances on a periodic basis that exceed 90 days from the invoice date. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for credit losses is recognized in operating expenses and was approximately $5,000 for 2024. Management determined that the required allowance for credit losses as of December 31, 2024 was de minimis and no allowance has been recorded.

Certain of the Company’s contracts with customers include retainage provisions. Retainage represents amounts withheld from billings by customers until work has been inspected to ensure that obligations have been satisfied under the contract. Company invoices retainage and includes it in contract receivables when obligations have been satisfied and the right to receipt is subject only to the passage of time. As of December 31, 2024, retainage receivables were $150,000 and included in accounts receivable.

Property and Equipment

Property and equipment are carried at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives used for consolidated financial statement purposes are:

Computers & office equipment	3 years
Machinery & equipment	7 years
Vehicles	5 years
Trailers	7 years
Leasehold improvements	5-15 years

Upon retirement or sale, the cost of the asset disposed and its related accumulated depreciation are removed from the accounts. Any resulting gain or loss is credited or charged to operations. Repairs and maintenance are charged to expense as incurred. Depreciation expense was $138,035 for 2024.

Management reviews the carrying value of property and equipment for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets is based on the estimated future cash flows expected to result from the use of these assets. If the sum of the expected future net cash flows is less than the carrying value, an impairment loss would be recognized. An impairment loss would be measured by the amount by which the carrying value of the assets exceeds the fair value of the assets. The Company’s estimate of future cash flows is based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. The actual cash flows realized from these assets may vary significantly from the Company’s estimates due to increased competition, increased costs, and other factors. Assumptions underlying future cash flow estimates are therefore subject to significant risk and uncertainties. During 2024, management determined that no impairment of property and equipment existed.

Note 2 Summary of Significant Accounting Policies (cont.)

Goodwill

Goodwill represents the excess of the purchase consideration over the fair value of the net tangible and identifiable intangible assets acquired in a business combination and is carried at cost. Goodwill is not amortized, but is subject to annual impairment testing, as well as between annual tests when events or circumstances indicate that the carrying value may not be recoverable. The Company completes its annual performance test as of October 1st.

The Company’s annual goodwill impairment test is performed at the reporting unit level. The Company only has one reporting unit. The Company generally tests goodwill for possible impairment by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If a qualitative assessment is not used, or if the qualitative assessment is not conclusive, a quantitative impairment test is performed. If a quantitative test is performed, the Company determines the fair value of the related reporting unit and compares this value to the recorded net assets of the reporting unit, including goodwill. The fair value of the Company’s reporting unit is determined using a market approach based on quoted prices in active markets. In the event the recorded net assets of the reporting unit exceed the estimated fair value of such assets, an impairment charge is recorded. Based on the Company’s annual impairment assessment, no impairment of goodwill was identified during 2024.

Leases

Pursuant to GAAP, a contract contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed. Leases with an initial term of 12 months or less are not recorded within the accompanying consolidated balance sheet.

Operating and finance leases are included in right-of-use assets – leases and lease liabilities within the Company’s accompanying consolidated balance sheet.

ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments. Lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when it is readily determinable. If the Company’s leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The incremental borrowing rate is defined as the interest the Company would pay to borrow on a collateralized basis, considering factors such as length of lease term. For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term. For finance leases, lease expense is recognized as amortization and interest; amortization on a straight-line basis over the lease term and interest using the effective interest method.

Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option.

The Company has lease agreements with lease and non-lease components, which are generally accounted for separately with amounts allocated to the lease and non-lease components based on stand-alone prices.

Income Taxes

The Company’s stockholders elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. As such, there is no federal and limited state income tax provisions as taxable income or losses are allocated to the shareholders who are responsible for the payment of federal and the majority of state taxes. The Company is responsible for certain local and state income taxes that are immaterial to the consolidated financial statements.

Note 2 Summary of Significant Accounting Policies (cont.)

The Company accounts for uncertainty in income tax positions which initially need to be recognized in the consolidated financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities. A recognized tax position is measured at the largest amount of benefit that has a greater than 50% likelihood of being realized upon settlement.

It is the policy of the Company to include in its consolidated statements of income penalties and interest assessed by income taxing authorities. There are no penalties or interest related to income taxes included in the 2024 consolidated statement of income.

Advertising

Advertising costs are expensed as incurred and were not material in 2024.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposit accounts and accounts receivable.

The Company’s cash is deposited in FDIC-insured banks. This limits exposure to concentrations of credit risk in relation to cash; however, from time-to-time deposits may exceed federally insured limits.

The Company grants unsecured credit to its customers. Concentrations of credit risk with respect to trade accounts receivable is mitigated through performance of ongoing credit evaluation of its customers.

As of December 31, 2024, the Company only had one customer with accounts receivable greater than 10% of total accounts receivable with that customer’s balance approximately $61,000.

New Accounting Pronouncements

There were no new accounting pronouncements applicable to the Company in 2024.

Note 3 Property and Equipment

Property and equipment consisted of the following at December 31, 2024:

Computers & office equipment	$6,322
Machinery & equipment	256,194
Vehicles	478,444
Trailers	64,598
Leasehold Improvements	48,067
853,625
Accumulated depreciation and amortization	(386,110)
Property & equipment, net	$467,515

Note 4 Notes Payable

Notes payable consisted of the following at December 31, 2024:

Three notes outstanding with Ford Credit for the purchase of Ford Ranger trucks between May 2022 and April 2023 with original loan amounts totaling $114,904. The notes accrue interest between 0.00% and 6.99% with equal monthly payments due over terms ranging between 36 and 60 months. The monthly payments totaled $2,948 in 2024. The notes mature between September 2025 and May 2027 and are collateralized by the trucks.	$46,102
Note payable to Towne Bank for the purchase of equipment totaling $130,335 in August 2022. Monthly payments of principal and interest over 84 months are $1,846 per month. The note accrues interest at 6.93% and the maturity date is August 2029. The note is secured by the equipment and also guaranteed by the shareholders.	91,906
A $200,000 note payable to one of the shareholders issued in May 2018. The stated maturity date is May 2027; however, the Company has made accelerated payments, and the note was paid off in March 2025. The interest rate on the note was 5.00%.	61,248
199,256
Less: current	(111,320)
Notes payable, long-term	$87,936

The future maturities of the notes payable as of December 31, 2024 are as follows:

2025	$111,320
2026	32,027
2027	20,750
2028	20,883
2029	14,277
Total	$199,256

Note 5 Line of Credit

The Company has a $1,000,000 line of credit available with no balance outstanding as of December 31, 2024. The line of credit agreement matured in April 2025 and was subsequently extended. The line of credit is collateralized by inventory and equipment and guaranteed by the Company’s shareholders.

Note 6 Leases

The Company leases its office, warehouse and certain equipment under operating or finance leases, which expire at various dates through 2029. Certain leases require the Company to pay its proportionate share of property tax, insurance and other ancillary related costs. The facility operating leases contain rent escalation clauses detailing specific rent increases.

The following are the operating and finance right-of-use assets and lease liability balances included in the accompanying consolidated balance sheet:

	Operating	Finance	Total
Right-of-use assets	$988,641	$213,597	$1,202,238
Lease liabilities	1,024,868	230,501	1,255,369

Note 6 Leases (cont.)

The following summarizes the components of expense recognized in the 2024 statement of income for operating and finance leases subject to Accounting Standards Codification 842 (ASC 842), Leases.

Finance lease expense
Amortization of ROU assets	$113,249
Interest on lease liabilities	18,507
Operating lease expense	349,321
Total lease expense	$481,077

The amortization and interest expense for finance leases are included in depreciation and amortization and interest expense, respectively, in the statement of income. Operating lease expense is included in rent and lease expense in the statement of income.

The following is a schedule of future minimum lease payments required under leases as of December 31, 2024:

	Operating	Finance
2025	$332,221	$108,351
2026	314,966	100,920
2027	218,997	34,680
2028	157,343	5,300
Thereafter	80,025	—
Total undiscounted Lease Payments	1,103,552	249,251
Less: Present value discount	(78,684)	(18,750)
Total Lease Liability	$1,024,868	$230,501

The following summarizes additional information related to operating and finance leases accounted for under ASC 842 for the year ended December 31, 2024:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance leases (interest)	$18,824
Financing cash flows from finance leases (principal)	111,820
Operating cash flows from operating leases	340,419
Weighted-average remaining lease term in years for finance leases	2.4
Weighted-average remaining lease term in years for operating leases	3.6
Weighted-average discount rate for finance leases	6.45%
Weighted-average discount rate for operating leases	4.08%

Note 7 Subsequent Events

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

On August 22, 2025, Capstone Holding Corp. completed its membership interest purchase agreement to purchase all of the issued and outstanding membership interests of the Company. The aggregate purchase price was $2,625,000 in cash, subject to adjustment set forth in the purchase agreement, plus a seller note in the original principal amount of $1,250,000 and an amount payable pursuant to the terms of an earn-out agreement.